EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-66294) of AZZ incorporated and in the related Prospectus and in the Registration Statements (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated, (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated, (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan and Trust of AZZ incorporated, (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated, (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated, (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated and (Form S-8 No. 333-90968) pertaining to the AZZ incorporated 2001 Long-Term Incentive Plan of our report dated March 31, 2004, with respect to the consolidated financial statements and schedule of AZZ incorporated, included in the Annual Report (Form 10-K) for the year ended February 29, 2004.

/s/ Ernst & Young, LLP
Fort Worth, Texas
May 21, 2004